UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 2025

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2025, TriMas Corporation (the “Company”) announced that the Company’s Board of Directors and Thomas Amato, the Company’s President and Chief Executive Officer, have agreed that Mr. Amato will transition from his current role with the Company. To ensure a smooth leadership transition, Mr. Amato will remain with the Company through June 30, 2025 and will remain President and Chief Executive Officer (“CEO”) until the earlier of his departure and the appointment of his successor. In connection with this announcement, Mr. Amato will not stand for re-election to the Company’s Board of Directors at the 2025 annual meeting of stockholders.

If Mr. Amato’s successor is appointed before June 30, 2025, Mr. Amato will transition at that time to non-executive employment with the Company as a special advisor to assist his successor with transition matters until June 30, 2025. On June 30, 2025, Mr. Amato’s employment with the Company will end in a manner triggering CEO-level compensation and benefits under Section 1 of the Company’s Executive Severance/Change in Control Policy, dated August 11, 2021 (the “Executive Severance Policy”).

In connection with this executive transition, Mr. Amato will receive a base salary for any special advisor service equal to 50% of his CEO base salary rate, and he will receive a truncated 2025 equity award at the same time other Company executives receive their awards in early 2025 (i.e., $600,000 in three-year time-based restricted stock units (“RSUs”), and $900,000 in three-year performance-based target performance stock units (“PSUs”)). After the end of Mr. Amato’s employment, he will receive (in exchange for a release of claims and continued compliance with applicable restrictive covenants) the compensation and benefits that the Company is obligated to provide to him under the Executive Severance Policy, including: payment of accrued but unpaid base salary and earned but unused vacation; $1.575 million in cash severance (equal to 12 months of CEO-level base salary plus his target CEO annual cash incentive opportunity); pro-rata annual cash incentive payout for 2025 (based on actual performance results for the full year); and up to 12 months of COBRA premium reimbursement. Further, pursuant to benefits already vested and earned by Mr. Amato due to his age and service to the Company, Mr. Amato will continue to vest in his RSUs and PSUs outstanding at the time of his cessation of employment pursuant to their existing terms (including based on actual performance results for the PSUs). Mr. Amato will also be reimbursed for reasonable legal fees and expenses in connection with this arrangement up to $35,000.

On January 4, 2025, the Company and Mr. Amato entered into a Transition and Separation Agreement to memorialize the terms of this arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	January 6, 2025	By:	/s/ Jodi F. Robin
		Name:	Jodi F. Robin
		Title:	General Counsel and Secretary